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                                                                   EXHIBIT 10.38

                  CONFIDENTIAL SETTLEMENT AGREEMENT AND RELEASE

      WHEREAS Endocare, Inc. ("Endocare") was issued an Excess Directors and Officers Liability insurance policy by certain Underwriters at Lloyd's, London ("Underwriters"), policy number 0303-1510 (the "Policy"); and

      WHEREAS pursuant to the Policy, coverage is subject to an aggregate limit of liability of Five Million Dollars ($5,000,000) in excess of (a) a Five Million Dollars ($5,000,000) National Union Fire Insurance Company of Pittsburgh, Pa. ("National Union") primary insurance policy numbered 511-72-42; and (b) a Five Million Dollars ($5,000,000) in excess Five Million Dollars ($5,000,000) Liberty Mutual Insurance Company ("Liberty Mutual") first excess policy numbered 190222-012; and

      WHEREAS Endocare and/or several of its past or present directors and/or officers including, without limitation, John Cracchiolo, Paul Mikus, Kevin Quilty, Jerry Anderson, Dawn Bailey, Robert Byrnes, Peter Bernardoni and Ben Gerson (collectively, the "Insureds") were named or targeted in various investigations, proceedings, arbitrations and lawsuits arising out of, based upon or attributable to Endocare's revenue recognition policies and restatements of 2000, 2001 and 2002 financial statements, some of which are continuing as of the date of this Agreement, including without limitation the following (collectively, the "Reported Matters"):

      1. Several purported shareholder class action lawsuits, which were consolidated by order of court as Slutsky, et al. v. Endocare, Inc., et al., United States District Court for the Central District of California, Western Division, Civil Action No. CV-02-8429-DT(CTx) (the "Securities Litigation");

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      2.    A purported shareholder derivative lawsuit, captioned Venables v.
            Mikus, et al., Superior Court for the State of California, Orange County Civil Action No. 02-CC-0036 (the "Derivative Litigation");

      3. Investigations by the Securities Exchange Commission and the United States Department of Justice (the "Regulatory Investigations").

      WHEREAS the Insureds submitted the Reported Matters to Underwriters for coverage under the Policy, with Underwriters reserving all rights and defenses including, without limitation, the right to assert rescission of the Policy;

      WHEREAS the parties to the Securities Litigation have agreed in principle to settle the Securities Litigation for the sum of Eight Million Nine Hundred Fifty Thousand Dollars ($8,950,000) (the "Class Action Settlement Amount"), with the Insureds requesting that National Union, Liberty Mutual and Underwriters consent and contribute to the Class Action Settlement Amount; and

      WHEREAS the Insureds have incurred, and may yet incur, costs and expenses in connection with the defense and settlement of the Reported Matters ("Defense Costs"), with the Insureds requesting that National Union, Liberty Mutual and Underwriters consent and pay the Defense Costs incurred; and

      WHEREAS Liberty Mutual and Underwriters questioned whether the Class Action Settlement Amount, Defense Costs and any further monies incurred or to be incurred with regard to the Reported Matters are covered under their respective policies, with Endocare, Liberty Mutual and Underwriters initiating arbitrations before the American Arbitration Association, such arbitrations consolidated and styled as Liberty Mutual Insurance Company, et al. v. Endocare, Inc., et al., case number 74 195 00402 04 SAT (the "Coverage Arbitration"); and

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      WHEREAS a significant portion, if not all, of the National Union primary policy limit of liability has been consumed by the payment of Defense Costs, and Liberty Mutual has agreed to pay its $5,000,000 limit of liability under a full reservation of rights while proceeding with the Coverage Arbitration; and

      WHEREAS the Reported Matters are not finally concluded, and further civil or criminal actions may be asserted against the Insureds; and

      WHEREAS the Insureds and Underwriters (collectively, "the Parties") now wish to fully, finally and forever resolve between them any and all disputes relating to the Reported Matters;

      NOW, THEREFORE, in consideration of the mutual promises herein exchanged, and for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, intending to be legally bound hereby, the Parties agree as follows;

1. The recitals set forth herein are incorporated into and acknowledged as an integral part of this Agreement.

2. The Insureds and Underwriters agree that the Policy's limit of liability shall be reformed to provide for a Five Million Dollars ($5,000,000) aggregate and per claim limit of liability, of which Underwriters shall be solely liable for Four Million Dollars ($4,000,000) and Endocare shall be solely liable for One Million Dollars ($1,000,000). Once Underwriters have paid the Four Million Dollars ($4,000,000), their obligations under the Policy shall cease; and once Endocare has paid its One Million Dollars ($1,000,000), its obligations under the Policy shall cease.

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3. Within ten (10) calendar days of the execution of this Agreement,
Underwriters agree to pay the Insureds, for the purpose of settling the Securities Litigation and the payment of past-incurred Defense Costs, the sum of Four Million Dollars ($4,000,000), representing payment in full of the Policy's limit of liability as reformed pursuant to paragraph 2.

4. Except for Underwriters' obligations pursuant to paragraph 3, the Insureds, on behalf of themselves and their respective subsidiaries, affiliates, directors, officers, commissioners, trustees, employees, agents, counselors, attorneys, reinsurers, successors, partners, joint venturers, heirs, executors, administrators, and assigns ("Endocare Releasors"), DO HEREBY FULLY RELEASE AND DISCHARGE Underwriters and its subsidiaries, affiliates, directors, officers, employees, agents, counselors, attorneys, reinsurers, successors and assigns ("Endocare Releasees") of and from any obligations, duties, responsibilities, claims, liabilities and damages of any nature or kind whatsoever, (1) under the Policy or any prior or successor policies to the Policy, and (2) any other insurance policies issued to the Insureds by Underwriters for:

            a. the Reported Matters, including any present or future investigations, proceedings, arbitrations or litigation arising out of, based upon or attributable to the facts and circumstances referenced therein;

            b.    the Coverage Arbitration;

            c. the costs, expenses and fees incurred in the defense and settlement of the (a) and (b), above; and

            d. the investigation, handling and settlement of the Reported Matters, including without limitation all claims of "bad faith," unfair claims handling practices or settlement practices, and breach of the implied covenant of good faith and fair dealing, whether pursuant to specific federal or state statutes or regulations, or at common law

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(hereinafter, the "Released Matters").

5. The Insureds, on behalf of themselves and all "Insureds" as defined in the Policy, acknowledge and agree that that the Endocare Releasees shall bear no further obligations, duties or responsibilities under the Policy or for any Reported Matters. In furtherance of this understanding, Endocare understands and agrees to defend, indemnify and hold the Endocare Releasees harmless from and against any and all claims, demands, suits, actions or proceedings which may arise, be made, or brought against the Endocare Releasees for or in relation to any Released Matters arising from claims brought by or on behalf of any (a) past or present directors or officers of Endocare who do not execute this Agreement ("Non-Releasing Individuals"), or (b) any insurer who issued, or may have issued, insurance specifically designated to be excess of the Policy ("Excess Insurer") based upon or attributable to an Insured seeking coverage from an Excess Insurer for the Released Matters.

6. Except for the Insureds' obligations pursuant to paragraph 7, Underwriters, on behalf of itself and its respective subsidiaries, affiliates, directors, officers, employees, agents, counselors, attorneys, reinsurers, successors and assigns ("Underwriters Releasors"), DO HEREBY FULLY RELEASE AND DISCHARGE the Insureds and their respective subsidiaries, affiliates, directors, officers, trustees, employees, agents, counselors, attorneys, successors, heirs and assigns ("Underwriters Releasees"), of and from any obligations, duties, responsibilities, claims, liabilities, and damages under the Policy, whether certain or indefinite, known or unknown, which have existed, or may have existed, or do exist as of the date of execution of this Agreement, with regard to the Underwriters Releasors' rights, in the name of the Insureds or on

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behalf of Underwriters, to seek reimbursement, recoupment or recovery, by subrogation or otherwise, for the Released Matters to the extent of the monies paid pursuant to paragraph 3 of this Agreement. Notwithstanding anything to the contrary in this Agreement, Underwriters maintain and reserve all rights against any Non-Releasing Individuals including, without limitation, the right to assert that the Policy is rescinded against any such Non-Releasing Individuals.

7. It is understood and agreed that in the event that, prior to a final award being entered, the Insureds settle the Coverage Arbitration with Liberty Mutual for an amount that results in a net payment by Liberty Mutual OF AN AMOUNT LESS THAN Three Million Five Hundred Thousand Dollars ($3,500,000), Endocare shall repay to Underwriters the difference between Three Million Five Hundred Thousand Dollars ($3,500,000) and the net payment in such a Liberty Mutual settlement up to a maximum of Five Hundred Thousand Dollars ($500,000). For illustrative purposes, if the Insureds settle with Liberty Mutual for Three Million Dollars ($3,000,000), Endocare would repay Underwriters the sum of Five Hundred Thousand Dollars ($500,000).

8. The Parties intend the releases set forth in paragraph 4 and 6 to be effective as full and final accord and satisfaction of Underwriters' obligations under the Policy for the Released Matters. In furtherance of this intent, each Party acknowledges that it is aware that new or different facts in addition to, or different from, those now known or believed to be true regarding the subject matter of this Agreement may be discovered, but that intends to fully, finally and forever settle and release the same. In furtherance of the intentions expressed herein, and without admitting or denying that California law applies to the respective rights and obligations

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between the Insureds and Underwriters under the Policy, each Party acknowledges and agrees that such Party is aware, and understands the meaning and effect, of California Civil Code section 1542, which states:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

Each Party agrees to assume the risk of any and all unknown, unanticipated or misunderstood defenses, claims, causes of action, contracts, liabilities, indentures and obligations, and hereby waives, releases and forever discharges all rights and benefits which such Party might otherwise have under section 1542 of the California Civil Code regarding such unknown, unanticipated or misunderstood defenses, claims, causes of action, contracts, liabilities, indentures and obligations as to the matters released in this Agreement.

9. The releases and waivers set forth above shall not restrict, impinge upon, or nullify any right or claim that the Parties have or may have in the future because of, arising from, or attributable to any breach of the covenants or warranties set forth in this Agreement.

10. It is understood and agreed that this Agreement constitutes a compromise and settlement, and is not intended, nor to be construed, as an admission by any Party of liability as to the Reported Matters, nor of coverage for the same under the Policy. This Agreement therefore shall not be taken or used, nor be deemed admissible in evidence, in any action, cause of action or proceeding, except to enforce the terms of this Agreement.

11. The Parties and their counsel agree to maintain the confidentiality of the terms of this Agreement and of the negotiations leading to this Agreement, except (and only) to the extent that

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such terms are required to be disclosed for accounting, insurance or tax purposes, or for purposes of effecting the settlement of the Securities Litigation, or pursuant to regulatory obligations, an order of a court of competent jurisdiction or other legal process. In case of Underwriters, disclosure may also be made to its agents, regulators, auditors, reinsurers and underwriters as required in the normal course of its business. In the case of Endocare, disclosure may be made that its UNDISCLOSED insurer has paid, or will pay, the full $4,000,000 policy limit of liability towards the Class Action Settlement Amount and reasonable and necessary Defense Costs. Moreover, as may be reasonably required to perfect or pursue recovery from its excess Directors and Officers Liability insurance carrier or in connection with claims by or against its directors or officers, Endocare may disclose to its excess Directors and Officers Liability insurance carrier and/or Endocare's directors or officers [as the case may be] (a) that the Policy has been reformed to reflect a $4,000,000 limit of liability; (b) the reformed Policy limit has been paid in full; and (c) in the event that Endocare obtains sufficient confidentiality protections (i.e., a confidentiality agreement or order), this Agreement. In the event that a formal request is made to any Party to compel the dissemination of information regarding the terms and conditions of this Agreement, said Party shall promptly notify, in writing, all other Parties of such request so as to afford the other Parties the ability (but not the obligation) to object to and oppose the dissemination of such information.

12. This Agreement is made and entered into for the sole protection and benefit of the Parties, and no parties shall be direct or indirect beneficiaries of, or base any direct or indirect claim or cause of action in connection with, this Agreement, except that the releases in paragraph

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4 and 6 hereof shall inure to the benefit of and be enforceable by the respective released persons described therein.

13. Each Party represents and warrants that it has been represented by, and consulted with, counsel of its own choosing regarding the provisions, obligations, rights, risks and legal effects of this Agreement, that such Party voluntarily accepts the terms of this Agreement, and that such Party enters into this Agreement without any inducement or consideration other than that described herein.

14. The Parties further acknowledge that after consulting with counsel of their own choosing and after having performed due diligence with respect to Underwriters' rescission claims and alleged coverage defenses, each of the Parties acknowledges that the settlement reflected in this Agreement is fair and in the best interests of each Party and that each Party is receiving fair and equivalent value for the payments, rights and other consideration which each will surrender under this Agreement.

15. All payments and deliveries required under this Agreement by the Parties shall be made as specified herein and in no event shall any of the payments described be made on account of an antecedent debt.

16. Each person executing this Agreement on behalf of a Party represents and warrants that he or she is duly authorized and empowered to enter into this Agreement and has the authority and approval to bind the Party so represented to the terms and representations of this Agreement.

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17. This Agreement and any uncertainty or ambiguity later discovered herein shall not be construed against any one Party or several Parties but shall be construed as if all the Parties jointly prepared this Agreement.

18. In the event that any one or more of the provisions of this Agreement are deemed, for any reason, to be invalid, illegal or unenforceable, such determination shall not affect any other provision of this Agreement.

19. This Agreement and the Policy constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes all prior oral and written agreements with respect to the matters provided for herein.

20. Any claim to enforce this Agreement and any dispute arising under this Agreement or the subject matter contained herein shall be submitted to binding arbitration pursuant to the terms and conditions set forth in the Policy, which includes incorporation of the relevant arbitration provisions contained in the National Union primary policy.

21. This Agreement may be modified or terminated only by a written agreement signed by all of the Parties.

22. This Agreement may be executed by facsimile and in any number of counterparts, each of which, so executed, shall be deemed to be an original, and such counterparts shall together constitute one and the same Agreement.

      IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth below.

Date: Dec. 14, 2004
      __________________________      ENDOCARE, INC.


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                                        By: /s/ William J. Nydam
                                           _____________________________________

                                        Name: William J. Nydam
                                             ___________________________________

                                        Title: President & COO
                                              __________________________________



Date: 12-14-04                          /s/ John Cracchiolo
      ____________________________      ________________________________________
                                        JOHN CRACCHIOLO


Date: 12-17-04                          /s/ Paul Mikus
      ____________________________      ________________________________________
                                        PAUL MIKUS


Date: 2/16/2004                         /s/ Kevin Quilty
      ____________________________      ________________________________________
                                        KEVIN QUILTY


Date: ____________________________      ________________________________________
                                        JERRY ANDERSON


Date: ____________________________      ________________________________________
                                        DAWN BAILEY


Date: 2/14/04                           /s/ Robert Byrnes
      ____________________________      ________________________________________
                                        ROBERT BYRNES


Date: 2/16/04                           /s/ Peter Bernardoni
      ____________________________      ________________________________________
                                        PETER BERNARDONI


Date:                                   /s/ Ben Gerson
      ____________________________      ________________________________________
                                        BEN GERSON


Date: 2/17/04
      ____________________________      THOSE CERTAIN UNDERWRITERS AT LLOYD'S,
                                        LONDON SUBSCRIBING TO POLICY NUMBER
                                        0303-1510


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                                    By: /s/ Joseph M. Smick
                                       ________________________________________

                                    Name: Joseph M. Smick, as its counsel
                                         ______________________________________

                                    Title: Sedgwick, Detert, Moran & Arnold LLP
                                          _____________________________________


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